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                                                                       Exhibit s

                                                            CONFORMED COPY

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                          REGISTRATION RIGHTS AGREEMENT

                            -------------------------

                                      Among

                           SOFAMOR DANEK GROUP, INC.,

                                   THE HOLDERS
                                  LISTED ON THE
                             SIGNATURE PAGES HERETO

                                       and

                          MARIE-HELENE COTREL PLAIS, as
                           the Holders' Representative

                          Dated as of January 26, 1998

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                                TABLE OF CONTENTS

     Section                                                              Page
     -------                                                              ----

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     SECTION 1.01.  Certain Defined Terms..................................  1

                                   ARTICLE II

                               REGISTRATION RIGHTS

     SECTION 2.01.  Registration Rights....................................  3
     SECTION 2.02.  Registration Procedures................................  4
     SECTION 2.03.  Information from Selling Holders.......................  7
     SECTION 2.04.  Discontinuance of Dispositions.........................  7
     SECTION 2.05.  Indemnification by the Company.........................  7
     SECTION 2.06.  Indemnification by Selling Holders.....................  8
     SECTION 2.07.  Delivery of Prospectus.................................  8
     SECTION 2.08.  Conduct of Indemnification Proceedings.................  8
     SECTION 2.09.  Contribution...........................................  9
     SECTION 2.10.  Selection of Investment Banks.......................... 10
     SECTION 2.11.  Limitations on Participation........................... 10
     SECTION 2.12.  Registration Expenses.................................. 10
     SECTION 2.13.  Alternative Family Registration........................ 10

                                   ARTICLE III

                               GENERAL PROVISIONS

     SECTION 3.01.  Notices................................................ 11
     SECTION 3.02.  Headings............................................... 13
     SECTION 3.03.  Severability........................................... 13
     SECTION 3.04.  Entire Agreement....................................... 13
     SECTION 3.05.  Amendment; Waiver...................................... 13
     SECTION 3.06.  Successors, Assigns and Transferees.................... 13
     SECTION 3.07.  Governing Law.......................................... 13
     SECTION 3.08.  Counterparts; Governing Language....................... 14
     SECTION 3.09.  The Holders' Representative............................ 14


                                        i
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            REGISTRATION RIGHTS AGREEMENT, dated as of January 26, 1998 (this
"Agreement"), among SOFAMOR DANEK GROUP, INC., an Indiana corporation (the "Company"), the shareholders listed on the signature pages of this Agreement (each, a "Holder" and, collectively, the "Holders"), and MARIE-HELENE COTREL PLAIS, as designated representative of the Holders (the "Holders' Representative").

                              W I T N E S S E T H:

            WHEREAS, the Company and the Holders have entered into a Stock Exchange Agreement, dated as of January 26, 1998 (the "Stock Exchange Agreement"), which provides, upon the terms and subject to the conditions thereof, for the purchase by the Company from the Holders of all the outstanding capital stock of Sofyc, S.A., a French societe anonyme; and

            WHEREAS, as a condition to the consummation of transactions contemplated under the Stock Exchange Agreement, the parties thereto have agreed to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

            "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

            "Alternative Family Demand" has the meaning specified in Section
2.13.

            "Beneficially Own" and "Beneficial Ownership", with respect to any securities, mean having beneficial ownership as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

            "Company Common Stock" means the common stock, no par value, of the Company.
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                                        2

            "Cotrel Registrable Securities" means the number of shares of Common Stock owned by Yves Paul Cotrel and Marie Louise Cotrel as of the date hereof minus their share of the Family Registrable Securities (after giving effect to the transactions contemplated by the Stock Exchange Agreement), together with any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. The Cotrel Registrable Securities shall cease to be Cotrel Registrable Securities when a Registration Statement with respect thereto shall have become effective under the Securities Act, they shall have been sold, transferred or assigned to any Person or they shall have ceased to be outstanding.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Family Registrable Securities" means 1,600,000 shares of Company Common Stock received by the Holders pursuant to the transactions contemplated by the Stock Exchange Agreement, together with any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. The Family Registrable Securities shall immediately cease to be Family Registrable Securities when a Registration Statement with respect thereto shall have become effective under the Securities Act, they shall have been sold, transferred or assigned to any Person or they shall have ceased to be outstanding. The allocation of the Family Registrable Securities among the Holders is attached hereto as Exhibit A.

            "Fourth Anniversary" has the meaning specified in Section 2.01(b).

            "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

            "Postponement Period" has the meaning set forth in Section 2.01(b).

            "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments or supplements to the Prospectus, including post-effective amendments, and all material incorporated, or deemed to be incorporated, by reference in such Prospectus.

            "Registrable Securities" means the Cotrel Registrable Securities and the Family Registrable Securities.

            "Registration" has the meaning specified in Section 2.01(a).
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            "Registration Statement" means a registration statement on Form S-3 under the Securities Act which covers any Registrable Securities filed by the Company pursuant to the provisions of this Agreement, including the Prospectus contained therein, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated, or deemed to be incorporated, by reference in such Registration Statement.

            "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Selling Holders" shall mean such Holders or Holder of Registrable Securities being registered in connection with a Registration Statement pursuant to this Agreement.

                                   ARTICLE II

                               REGISTRATION RIGHTS

            SECTION 2.01. Registration Rights. (a) The Company agrees to use its reasonable efforts to effect the registration of the Family Registrable Securities under and in accordance with the provisions of the Securities Act (the "Family Registration") so that such registration is effective under the Securities Act, subject to market conditions and the advice of the managing underwriter, as soon as reasonably practicable. The Family Registration shall be pursuant to an underwritten public sale.

            (b) At any time following the first anniversary of the closing of the offering effected in connection with the Family Registration and prior to the fourth anniversary of such closing (the "Fourth Anniversary"), Yves Paul Cotrel and Marie Louise Cotrel, acting together or the survivor of them, may make one written request to the Company for registration of the Cotrel Registrable Securities (the "Cotrel Registration", and together with the Family Registration (including any registration pursuant to an Alternative Family Demand), the "Registrations", or individually, a "Registration") under and in accordance with the Securities Act. Anything in this Agreement to the contrary notwithstanding, the Company shall be entitled to postpone and delay the Cotrel Registration up to two times for a period of 90 days each (in each case, a "Postponement Period") if the Company reasonably determines that an offering at such time would have an adverse effect on the Company under the circumstances then outstanding; provided, however, that if any Postponement Period extends to or beyond the Fourth Anniversary, then, on the day immediately following the last day of such Postponement Period, the registration right of
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                                        4


Yves Paul Cotrel and Marie Louise Cotrel under this Section 2.01(b) shall be reinstated for a period equal to the number of days of the Postponement Period falling prior to the Fourth Anniversary. No extension of the registration right of Yves Paul Cotrel and Marie Louise Cotrel under this Section 2.01(b) shall result from any postponement by the Company if the Postponement Period with respect thereto terminates prior to the Fourth Anniversary. The method of distribution of the Cotrel Registrable Securities (i.e., underwritten public sale, block trades or otherwise) will be determined jointly by Yves Paul Cotrel, Marie Louise Cotrel and the Company, subject to Section 2.12, on terms agreeable to all such parties.

            (c) The Company agrees to use its reasonable efforts to keep any Registration continuously effective until the conclusion of the distribution of the Registrable Securities covered by such Registration.

            (d) If the managing (or sole) underwriter of any Registration informs the Holders' Representative that the total number of Registrable Securities intended to be included by the Selling Holders is such as to affect adversely the success of such offering, then such Registration shall include the number of Registrable Securities which, in the opinion of such underwriter, can be sold without adversely affecting the success of the offering. In the case of a Family Registration, such Registrable Securities to be included in the Registration shall be allocated (i) pro rata among the Selling Holders on the basis of the relative number of shares of the Company Common Stock which each such Selling Holder has requested be sold pursuant to the Family Registration or
(ii) in such other manner as the Holders' Representative shall specify in writing to the Company.

            (e) Securities not held or otherwise Beneficially Owned by the Holders (including securities to be originally offered by the Company) may be included in a Registration Statement covering a Registration; provided, however, that any such securities may be included only to the extent that, in the opinion of the managing (or sole) underwriter of such registration, the total amount of the securities to be so registered, when added to the total amount of Registrable Securities to be registered, will not adversely affect the success of the offering.

            SECTION 2.02. Registration Procedures. In connection with the Company's Registration obligations pursuant to this Article II, the Company shall use its reasonable efforts to effect such registration to permit the sale of Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall:

            (a) prepare and file with the SEC a Registration Statement, and use its reasonable efforts to cause such Registration Statement to become effective;

            (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such
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      Registration Statement effective for the applicable period; cause the
      Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the terms of the offering;

            (c) notify promptly the Holders' Representative (who, in turn, shall notify counsel for the Selling Holders) and the managing (or sole) underwriter (i) when the Prospectus or any supplement or amendment has been filed and, with respect to the Registration Statement or any post-effective amendment to the Registration Statement, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or Prospectus or for additional information or any receipt of SEC comments, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for any such purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceedings for such purpose, (v) of the happening of any event which requires the making of any changes in the Registration Statement or Prospectus so that such documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of the Company's determination that a post-effective amendment to the Registration Statement would be appropriate;

            (d) use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus and, if any such order is issued, to obtain the withdrawal of any such order;

            (e) furnish to the Holders' Representative (for distribution to each Selling Holder) and the managing (or sole) underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

            (f) deliver to the Holders' Representative (for distribution to each Selling Holder), to such counsel as designated by the Holders' Representative on behalf of the Selling Holders and to any underwriter as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request (the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the Holders' Representative, the
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      Selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

            (g) prior to any public offering of Registrable Securities, register or qualify or cooperate with the Holders' Representative, the Selling Holders, any underwriter and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the underwriters reasonably request; keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

            (h) cooperate with the Holders' Representative, the Selling Holders and the managing (or sole) underwriter to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as any such underwriter may request;

            (i) upon the occurrence of any event contemplated by Section 2.02(c)(v), prepare a supplement or post-effective amendment to the Registration Statement or Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (j) enter into an underwriting agreement having customary terms (including, in the opinion of the Company, customary underwriting discounts or commissions);

            (k) make available (during normal business hours and upon reasonable notice) for inspection by (i) the Holders' Representative (on behalf of the Selling Holders), (ii) any underwriter participating in any disposition pursuant to the Registration and (iii) any attorney, accountant or other agent retained by the Holders' Representative, such Selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably
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                                        7


      requested by any such representative, underwriter, attorney, accountant or other agent in connection with the Registration;

            (l) use its reasonable efforts to insure the success of the offering, including, without limitation, participation by the executive officers of the Company in "road shows" or other marketing activities if reasonably requested by the managing (or sole) underwriter; and

            (m) use its reasonable efforts to list such Registrable Securities on the New York Stock Exchange, Inc.

            SECTION 2.03. Information from Selling Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II that the Holders' Representative on behalf of the Selling Holders shall furnish to the Company such information regarding such Selling Holders and the Registrable Securities held by them as the Company and the managing (or sole) underwriter may from time to time request.

            SECTION 2.04. Discontinuance of Dispositions. Upon the happening of any event of the kind described in Section 2.02(c)(ii), (iii), (iv), (v) or
(vi), the Company shall give notice of such event to the Holders' Representative, who shall, as soon as practicable, give such notice to the Selling Holders. Each Selling Holder agrees that, upon receipt of such notice from the Holders' Representative or from the Company, such Selling Holder shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement until such Selling Holder's receipt of the copies of a supplemented or amended Prospectus, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in the Prospectus, and, if so directed by the Holders' Representative or the Company, such Selling Holder shall deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

            SECTION 2.05. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Holders' Representative, each Selling Holder, each Affiliate of such Selling Holder, and each of their respective officers, directors, employees and agents and each Person who controls the Holders' Representative or such Selling Holder or Affiliate (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or in any
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preliminary Prospectus or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities and expenses arise out of or relate to any information relating to Selling Holders.

            SECTION 2.06. Indemnification by Selling Holders. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, its officers who sign the Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) arising out of or relating to
(i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if such Selling Holder shall have furnished any amendments or supplements thereto) or in any preliminary Prospectus or (ii) any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information concerning, or undertaking furnished by or on behalf of, such Selling Holder in the Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus.

            SECTION 2.07. Delivery of Prospectus. The indemnity provisions in
Section 2.05 are subject to the condition that, insofar as they relate to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary Prospectus or Prospectus but which was subsequently eliminated or remedied in any amended Prospectus on file with the SEC at the time the registration statement becomes effective or any amended Prospectus filed with the SEC pursuant to Rule 424(b) or 424(c) (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of any underwriter, or any Selling Holder if the Company has previously delivered copies of such Final Prospectus to such underwriter or the Holders' Representative (on behalf of such Selling Holder) and if a copy of the Final Prospectus was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

            SECTION 2.08. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "indemnified party") shall (i) give prompt notice to the Person against whom such indemnity is sought (the "indemnifying party") of any claim with respect to which such indemnification is sought and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such
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                                        9


claim, but the fees and expenses of such counsel shall be paid by such indemnified party unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party or (c) in the reasonable judgment of the indemnified party and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that such indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all indemnified parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any indemnified party or indemnifying party based upon advice of their respective counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one additional counsel.

            SECTION 2.09. Contribution. (a) If the indemnification provided for in Sections 2.05 and 2.06 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party and indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 2.08, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            (b) The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.09 were determined by pro rata allocation or by any
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other method of allocation which does not take into account the equitable considerations referred to in Section 2.09(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            SECTION 2.10. Selection of Investment Banks. The Company shall have the right to select the investment banker or banks and managers to administer and underwrite any offering required pursuant to the terms hereof.

            SECTION 2.11. Limitations on Participation. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwritten arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents required under the terms of such underwriting arrangements.

            SECTION 2.12. Registration Expenses. All Registration Expenses incurred in connection with any Registration pursuant to this Agreement (including any attempted, withdrawn, postponed or delayed Registration) shall be paid by the Selling Holders on whose behalf such Registration is made or attempted; provided, however, that if securities other than Registrable Securities are included in a Registration Statement then the Selling Holders shall only pay their proportional interest of the total Registration Expenses. For purposes of this Agreement, "Registration Expenses" shall mean any and all expenses incurred in connection with any Registration (or any attempted, withdrawn, postponed or delayed Registration) or otherwise incident to the performance of or compliance with this Article II, including, without limitation, (i) all SEC and stock exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws, (iii) all fees and disbursements of counsel for any underwriter (including, without limitation, fees and disbursements of counsel for any underwriter in connection with blue sky qualifications of Registrable Securities and determination of the eligibility of Registrable Securities for investment under the laws of such jurisdiction as the managing underwriter or the Company may indicate), (iv) all printing, messenger and delivery expenses, (v) all fees and expenses incurred in connection with the listing of Registrable Securities on the New York Stock Exchange, Inc., (vi) all fees and disbursements of counsel for the Company and of its independent public accountants, and (vii) underwriting discounts and commissions, brokerage fees and transfer taxes, if any. The Selling Holders will in any event pay all fees and disbursements of counsel, accountants or other experts or advisors to the Selling Holders.

            SECTION 2.13. Alternative Family Registration. (a) If the Family Registration is not effective under the Securities Act on or prior to June 30, 1998 (including by reason of the Holders withdrawing from the Family Registration prior to the effectiveness of the Registration Statement after determining, in their reasonable opinion after consultation
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with the managing underwriter, that the likely price or volume of the offering would be unsatisfactory given the circumstances at such time), then the Holders' Representative, on behalf of the Holders of the Family Registrable Securities, may make one written request to the Company for registration of the Family Registrable Securities under and in accordance with the provisions of the Securities Act on substantially equivalent terms as set forth herein, to be negotiated by the parties at such time in light of the circumstances then existing (the "Alternative Family Demand"). The method of distribution of the Family Registrable Securities pursuant to a Registration effected as a result of an Alternative Family Demand (i.e., underwritten public sale, block trades or otherwise) will be determined jointly by the Holders' Representative and the Company, subject to Section 2.12, on terms agreeable to both parties.

            (b) If (i) a Registration is requested by the Holders' Representative pursuant to the Alternative Family Demand, but is not effective at a time reasonably prior to the date the Holders are required to pay capital gains taxes in France for the 1998 tax year, and (ii) the failure of such Registration to be effective results from a postponement of such Registration requested by the Company pursuant to its rights relating to such demand, then the Company shall assist the Holders in obtaining third-party financing on commercially reasonable terms for the capital gains tax liability of the Holders for the 1998 tax year arising from the transactions contemplated by the Stock Exchange Agreement and the Company shall pay the borrowing costs incurred in connection with such financing.

                                   ARTICLE III

                               GENERAL PROVISIONS

            SECTION 3.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing (including telecopier or facsimile or similar writing) and shall be sent to the parties at the following addresses or telecopier numbers (or at such other address or telecopier number for a party as shall be specified by like notice, provided that notices of changes of address or telecopier numbers shall be effective only upon receipt):
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                                       12

            (a)   if to the Company:

                  Sofamor Danek Group, Inc.
                  1800 Pyramid Place
                  Memphis, TN  38132
                  Telecopy:  (901) 396-2695
                  Attention: E.R. Pickard,
                             President and
                             Chief Executive Officer

                  with copies to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY  10022
                  Telecopy:  (212) 848-7179
                  Attention: Creighton O'M. Condon

            (b)   if to any Holder, in care of the Holders' Representative:

                  Marie-Helene Cotrel Plais
                  La Canadienne
                  Avenue J.L. Sanguet
                  62520 Le Touquet, France
                  Telecopy:  011-33-3-21-05-91-79

                  with copies to:

                  Hausmann & Associes
                  45 Rue de Courcelles
                  75008 Paris
                  France
                  Telecopy:  011-33-1-53-83-74-01
                  Attention: Christian Hausmann

            (c)   if to the Holders' Representative:

                  Marie-Helene Cotrel Plais
                    as aforesaid

                  with copies to:

                  Hausmann & Associes
                    as aforesaid

Such notices and other communications shall be deemed to have been duly given or made as of the date delivered, mailed or sent if delivered personally or by courier, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by telecopier.

            SECTION 3.02. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 3.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

            SECTION 3.04. Entire Agreement. This Agreement and the Stock Exchange Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, except as otherwise expressly provided herein.

            SECTION 3.05. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the Company and the Holders' Representative. Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

            SECTION 3.06. Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. No Holder or the Holders' Representative may assign this Agreement without the prior written consent of the Company.

            SECTION 3.07. Governing Law. (a) This Agreement shall be governed by the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

            (b) Each Holder hereby (i) submits to the exclusive jurisdiction of the state courts of the State of New York located in New York County and the United States Federal District Court for the Southern District of New York for the purpose of any action or proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the Company, its directors, its officers who sign the Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or their respective heirs, legal representatives, successors or assigns) and (ii) waives, and agrees not to assert by way of motion, as a defense, or otherwise, in any such action or proceeding any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court. Each Holder hereby irrevocably appoints CT Corporation System as its authorized agent to receive service of process on its behalf with respect to any such action or proceeding, which service may be made on such agent in accordance with legal procedures prescribed by such courts. Each Holder agrees that service of process upon CT Corporation System and written notice of said service to the Holders' Representative shall be deemed in every respect valid service of process upon such Holder in any such action or proceeding and shall be taken and held to be valid personal service upon such Holder. Each Holder further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect until the sixth anniversary of the Closing Date.

            SECTION 3.08. Counterparts; Governing Language. (a) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            (b) The parties acknowledge that, at the request and for the benefit of the Holders, this Agreement may be translated into French. The parties agree that this English version shall in all respects be the controlling version of this Agreement.

            SECTION 3.09. The Holders' Representative. Each Holder hereby acknowledges that he or she has in the Stock Exchange Agreement duly appointed the Holders' Representative as its attorney-in-fact to act on its behalf and to take any and all actions required or permitted to be taken by the Holders' Representative under this Agreement. The Company shall be entitled to rely, as being binding upon each Holder, upon any document or other paper believed by it to be genuine and correct and to have been signed or sent by the Holders' Representative, and the Company shall not be liable to any of the Holders for any action taken or omitted to be taken by it in such reliance. All fees and expenses of the Holders' Representative shall be paid by the Holders. The Company shall in no event incur any liability for (i) any such fees or expenses or (ii) any losses, damages or expenses arising from or related to, directly or indirectly, any action (or failure to act) by the Holders' Representative.

            IN WITNESS WHEREOF, the Company, the Holders' Representative and the Holders have caused this Agreement to be executed as of the date first written above in their individual capacities or by their respective representatives thereunto duly authorized, as applicable.


                                    /s/ Yves Paul Cotrel
                                    -------------------------------------
                                    Yves Paul Cotrel


                                                        *
                                    -------------------------------------
                                    Marie-Helene Cotrel Plais


                                                        *
                                    -------------------------------------
                                    Annie Cotrel


                                                        *
                                    -------------------------------------
                                    Benedicte Cotrel Sandere


                                                        *
                                    -------------------------------------
                                    Marie Louise Cotrel


                                                        *
                                    -------------------------------------
                                    Philippe Cotrel


                                                        *
                                    -------------------------------------
                                    Yves-Regis Cotrel

                                                        *
                                    -------------------------------------
                                    Elizabeth Cotrel Gauzan


                                                        *
                                    -------------------------------------
                                    Catherine Cotrel Lechien


                                                        *
                                    -------------------------------------
                                    Marie-Christine Cotrel Milliez


                                    *By: /s/ Yves Paul Cotrel
                                         --------------------------------
                                         Yves Paul Cotrel
                                         Attorney-in-fact

                                    SOFAMOR DANEK GROUP, INC.


                                    By    /s/ J. Mark Merrill
                                       ----------------------------------
                                       Name:  J. Mark Merrill
                                       Title: Vice President and Treasurer

                                      MARIE-HELENE COTREL PLAIS, as the
                                       Holders' Representative


                                      /s/ Marie-Helene Cotrel Plais
                                    -------------------------------------
                                    Name: Marie-Helene Cotrel Plais

                                    EXHIBIT A

                   ALLOCATION OF FAMILY REGISTRABLE SECURITIES




                                                      Allocation of
                Holder                                 Securities
                ------                                -------------

Yves Paul Cotrel & Marie Louise Cotrel                  648,981

Annie Cotrel                                            123,266

Benedicte Cotrel                                        123,266

Marie-Helene Cotrel Plais                               120,611

Philippe Cotrel                                         114,415

Yves-Regis Cotrel                                       117,365

Elizabeth Cotrel Gauzan                                 123,266

Catherine Cotrel Lechien                                114,415

Marie-Christine Cotrel Milliez                          114,415

Total                                                 1,600,000